UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 17, 2023
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Applied Bank Blvd, Suite 300, Glen Mills, Pennsylvania 19342
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Carl Anderson, and Departure of Sean Lannon, as the Company’s Senior Vice President and Chief Financial Officer
On July 17, 2023, Axalta Coating Systems Ltd. (the “Company”) appointed Carl Anderson as the Company’s new Senior Vice President and Chief Financial Officer, and Sean M. Lannon, the Company’s current Senior Vice President and Chief Financial Officer, and the Company mutually agreed that Mr. Lannon would resign from such positions. Mr. Anderson, age 53, will start on August 14, 2023, immediately prior to which Mr. Lannon will cease to serve as Senior Vice President and Chief Financial Officer. Mr. Lannon’s departure is not related to any disagreement on any matter relating to the Company’s operations, policies or practices.
From November 2022 to August 2023, Mr. Anderson served as the chief financial officer of XPO, Inc. (“XPO”), a leading provider of freight transportation services. Prior to XPO, Mr. Anderson served from March 2019 to October 2022 as the chief financial officer of Meritor, Inc. (“Meritor”), a global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the commercial vehicle, transportation and industrial sectors. Meritor was acquired by Cummins Inc. in August 2022. Prior to that he served in a series of increasing leadership positions with Meritor, including group vice president of finance from March 2018 until March 2019 where he had responsibility for all global finance functions, vice president and treasurer from February 2012 until March 2018 where he had responsibility for global treasury, tax planning and investor relations, assistant treasurer from August 2009 until February 2012 and director of capital markets from September 2006 until August 2009. Prior to joining Meritor, Mr. Anderson held increasing leadership positions with General Motors Acceptance Corporation and First Chicago Corporation. Mr. Anderson has a master’s degree in business administration from Wayne State University and a bachelor’s degree in economics from Michigan State University.
On July 17, 2023, the Company and Mr. Anderson entered into a letter agreement to memorialize the terms of his appointment as the Company’s Senior Vice President and Chief Financial Officer (the “New CFO Letter Agreement”). Pursuant to the New CFO Letter Agreement, Mr. Anderson will receive an annual base salary of $665,000 and he is eligible to participate in the Company’s annual incentive program with an annual incentive target of 90% of his annual base salary. Mr. Anderson’s incentive amount, if any, will not be prorated for 2023. Beginning in 2024, Mr. Anderson will also be eligible to receive equity awards under the Company’s annual long-term incentive programs, with his 2024 awards having an aggregate target grant date value of $1,750,000. Mr. Anderson also will receive (i) a $500,000 cash sign-on award, the gross amount of which is repayable within 30 days if, prior to the second anniversary of his start date, Mr. Anderson terminates his employment with the Company or the Company terminates Mr. Anderson’s employment for cause, and (ii) sign-on equity awards with an aggregate target grant date value of $3,500,000, which awards will be 50% in the form of performance share units and 50% in the form of restricted stock units. Additionally, Mr. Anderson will be paid a lump sum of $75,000 to cover his expenses to relocate to the greater Philadelphia, Pennsylvania area, the gross amount of which is repayable within 30 days if, prior to the first anniversary of his start date, Mr. Anderson terminates his employment with the Company or the Company terminates Mr. Anderson’s employment for cause.
Mr. Anderson will also be a covered person under the Company’s Restrictive Covenant and Severance Policy, in substantially the form of Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on April 26, 2021 (File No. 001-36733) (the “Severance Policy”). Under the Severance Policy, Mr. Anderson is prohibited from competing with the Company or soliciting its customers or employees for a period of 12 months following termination of his employment. Under the Severance Policy, upon a termination of Mr. Anderson’s employment by the Company without cause occurring before (or more than two years after) a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, (1) severance payments equal to the greater of (a) one times the sum of his annual base salary and average bonus for the prior two years or (b) one times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; and (3) a lump sum payment equal to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium required to continue group medical, dental and vision coverage for a period of 12 months after the termination date. If Mr. Anderson’s employment is terminated by him for good reason or by the Company without cause within the two-year period following a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, in lieu of the amounts described above, (1) a lump sum severance payment equal to two times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; (3) a lump sum payment equal to the COBRA premium required to continue group medical, dental and vision coverage for a period of 24 months after the termination date; and (4) accelerated vesting of all unvested equity or equity-based awards, provided that, with respect to any such awards that are subject to performance-based vesting conditions, the number of common shares that will vest under such awards will be calculated in accordance with the terms of the applicable award agreement.
In addition, Mr. Anderson and the Company will enter into the Company’s standard form of Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).
There are no arrangements or understandings between Mr. Anderson and any person pursuant to which he was selected as Senior Vice President and Chief Financial Officer and he has no family relationships with any of the Company’s directors or executive officers.
In connection with his departure, the Company and Mr. Lannon have entered into a separation and release agreement, dated July 19, 2023 (the “Separation Agreement”) that provides Mr. Lannon will receive the compensation and other benefits that he is entitled to under his agreements with the Company in connection with a termination without “cause” (as defined in such agreements). Following his departure from the Company, Mr. Lannon will be bound by the non-competition and other restrictive covenants as described in the Separation Agreement.
The foregoing descriptions of the New CFO Letter Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the New CFO Letter Agreement and the Separation Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated in this Item 5.02 by reference.
Item 7.01. Regulation FD Disclosure.
On July 19, 2023, the Company issued a press release announcing the appointment of Mr. Anderson, and the departure of Mr. Lannon, as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of July 17, 2023, between Axalta Coating Systems Ltd. and Carl Anderson
10.2	Separation and Release Agreement, dated as of July 19, 2023, between Axalta Coating Systems Ltd. and Sean Lannon
99.1	Press Release dated July 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	July 19, 2023	By:	/s/ Brian A. Berube
Brian A. Berube
Senior Vice President, General Counsel & Corporate Secretary